UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENTERCOM COMMUNICATIONS CORP.

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ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be held at 401 E. City Avenue, Suite 122, Bala Cynwyd PA 19004 on Wednesday, May 10, 2017 at 8:30 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect two Class A Directors each for a one year term expiring at the 2018 Annual Meeting or until their successors are duly elected and qualified;

2.	To elect four Directors, in addition to Class A Directors, each for a one year term expiring at the 2018 Annual Meeting or until their successors are duly elected and qualified;

3.	To consider the re-approval of the Entercom Annual Incentive Plan;

4.	To conduct an advisory vote on executive compensation;

5.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

6.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and

7.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 10, 2017, you may vote at the Annual Meeting.

In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

Andrew P. Sutor, IV
Secretary

Bala Cynwyd, Pennsylvania

March 27, 2017

ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2017

The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at 401 E. City Avenue, Suite 122, Bala Cynwyd PA 19004 on Wednesday, May 10, 2017 at 8:30 a.m.

ABOUT THIS PROXY STATEMENT

Our Board of Directors has sent you this proxy statement to solicit your vote at the 2017 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 27, 2017 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 10, 2017. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held on May 10, 2017. The Proxy Statement and Annual Report are available at www.entercom.com/investors. Select “Proxy Material.”

PROPOSALS

At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•	Proposal 1: Election of Class A Directors. Our Board of Directors has nominated the following two persons to stand for election as Class A Directors with one year terms expiring at the 2018 Annual Meeting or until their successors are duly elected and qualified: Mark R. LaNeve and David Levy.

•	Proposal 2: Election of Directors Other Than Class A Directors. Our Board of Directors has nominated the following four persons to stand for election as Directors with one year terms expiring at the 2018 Annual Meeting or until their successors are duly elected and qualified: Joseph M. Field, David J. Field, David J. Berkman and Joel Hollander.

•	Proposal 3: Re-approval of the Entercom Annual Incentive Plan. Our Board of Directors is submitting the Entercom Annual Incentive Plan to our shareholders for their re-approval.

•	Proposal 4: Say on Pay. The Board of Directors is submitting to our shareholders, for their approval, an advisory vote on executive compensation.

•	Proposal 5: Say When on Pay. The Board of Directors is submitting to our shareholders, for their approval, an advisory vote on the frequency of future advisory votes on executive compensation.

•	Proposal 6: Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017, and is proposing that the shareholders ratify such selection.

INFORMATION ABOUT VOTING

Record Holders. If you are a shareholder of record of our Class A Common Stock as of the close of business on March 10, 2017, you may vote your shares:

•	By Proxy: You may vote your shares via a toll-free telephone number (1-800-PROXIES (1-800-776-9437)) or over the Internet (www.voteproxy.com) as instructed in the Notice of Internet Availability of Proxy Materials. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

If you are a shareholder of record of our Class B Common Stock as of the close of business on March 10, 2017, you may vote your shares:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the Annual Meeting and vote in person.

The address for our Corporate Secretary is Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention: Andrew P. Sutor, IV, Secretary.

Beneficial Holders. If you are not a shareholder of record of our Class A Common Stock and instead hold your shares in “street name” (i.e., in the name of a bank, broker or other holder of record), you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

VOTING SECURITIES

Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

•	Shareholders of our Class A Common Stock at the close of business on March 10, 2017 will be entitled to vote on Proposals 1 through 6.

•	Shareholders of our Class B Common Stock at the close of business on March 10, 2017 will only be entitled to vote on Proposals 2 through 6.

At the close of business on March 10, 2017, there were 33,379,384 outstanding shares of Class A Common Stock, which include 1,667,924 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 10, 2017, there were 31,711,460 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 10, 2017, there were 7,197,532 outstanding shares of our Class B Common Stock and no outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other than Proposal 1 (with respect to which Class B shares cannot vote) is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

•	Proposal 1: Election of Class A Directors. The two persons nominated as Class A Directors receiving the most votes from shares of Class A Common Stock will be elected.

•	Proposal 2: Election of Directors Other Than Class A Directors. The four persons nominated as Directors, other than Class A Directors, receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.

•	Proposal 3: Re-approval of the Entercom Annual Incentive Plan. The re-approval of the Entercom Annual Incentive Plan requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

•	Proposal 4: Say on Pay. Approval of the advisory vote on executive compensation requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

•	Proposal 5: Say When on Pay. Shareholders will have an opportunity to vote on the frequency of advisory votes on executive compensation of every one, two or three years. The frequency receiving the most votes from shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal will prevail as the advisory selection of our shareholders.

•	Proposal 6: Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017, requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess, or chooses to not exercise, discretionary authority with respect thereto.

Generally, with respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

DESCRIPTION OF PROPOSAL

Two Class A Directors will be elected at the 2017 Annual Meeting to serve until the 2018 Annual Meeting or until their successors are duly elected and qualified. The two Class A nominees of our Board of Directors are Mark R. LaNeve and David Levy. While both of these nominees are incumbent Directors, this is the first time these nominees are standing for election as Class A Directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR CLASS A DIRECTORS

•	Mark R. LaNeve—Director. Mark R. LaNeve (age 58) has served as one of our Directors since March 2014. Since January 2015, Mr. LaNeve has been serving as Vice President, U.S. Marketing, Sales and Service of the Ford Motor Company. From August 2012 through January 2014, Mr. LaNeve served as Chief Operating Officer of Global Team Ford, an agency that serves as the marketing and advertising agency for the Ford Motor Company and the Ford and Lincoln brands on a global basis. Global Team Ford is part of the WPP Group, a multinational advertising and public relations company. Mr. LaNeve was previously with Allstate Insurance Corporation where he served as Senior Executive Vice President (January 2011—February 2012) and Chief Marketing Officer (October 2009—February 2012). Prior to joining Allstate, Mr. LaNeve was Vice President of Sales, Service and Marketing at General Motors Corporation (September 2004—January 2009). Mr. LaNeve is involved with various organizations that assist people affected by autism and sits on the boards of Autism Speaks in New York City and Eton Academy for different learners in Birmingham, Michigan. He also serves on the board of Angel’s Place, a non-profit organization that provides people-centered services, including homes and professional support for adults with developmental disabilities. Mr. LaNeve has a B.A. in Marketing from the University of Virginia.

•	David Levy—Director. David Levy (age 54) has served as one of our Directors since May 2015. Since 2013, Mr. Levy has served as President of Turner Broadcasting System, Inc. where he oversees all creative and business activity of the Turner signature entertainment networks TBS, TNT, Turner Classic Movies, truTV, Cartoon Network, Boomerang and Adult Swim, and their digital brand extensions, as well as Turner Sports. Additionally, Mr. Levy is responsible for overseeing domestic ad sales and distribution revenue for Turner’s portfolio of networks including TNT, TBS, CNN, HLN, TCM, Cartoon Network, Adult Swim, Boomerang, truTV and CNN Airport Network. Mr. Levy had previously served as President, Sales, Distribution and Sports for Turner since 2003. Mr. Levy also currently serves on the board of Duplication Services Inc., a privately owned company. Mr. Levy has a B.S. from Syracuse University – Martin J. Whitman School of Management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of Class A Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

Mark R. LaNeve has served as one of our Directors since March 2014. Mr. LaNeve has significant experience in the advertising industry, presently serving as Vice President, U.S. Marketing, Sales and Service of the Ford Motor Company, and having previously served as Chief Operating Officer of Global Team Ford, Chief Marketing Officer of Allstate, Chief Marketing Officer of Volvo (where he later served as President and CEO) and Vice President of Sales, Service and Marketing at General Motors.

David Levy has served as one of our Directors since May 2015. Mr. Levy has significant experience in the media industry, presently serving as the President of Turner Broadcasting System, and having previously served as President, Sales Distribution and Sports for Turner since 2003.

PROPOSAL 2

ELECTION OF OTHER DIRECTORS

DESCRIPTION OF PROPOSAL

In addition to the two Class A directors, four other Directors will be elected at the 2017 Annual Meeting to serve until the 2018 Annual Meeting or until their successors are duly elected and qualified. The four nominees are Joseph M. Field, David J. Field, David J. Berkman and Joel Hollander. Each of the nominees is an incumbent Director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR OTHER DIRECTORS

•	Joseph M. Field—Chairman & Director. Joseph M. Field (age 85) founded Entercom in 1968 and has served as Chairman of our Board of Directors since our inception. Mr. Field served as our Chief Executive Officer from our inception until 2002 and as our President from our inception until 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the board of directors of the National Association of Broadcasters for the years 1992 through 1996. Mr. Field currently serves on the boards of directors of the Broadcasters’ Foundation, Mediacast, LLC (d/b/a Specticast), the Philadelphia Orchestra Association, The Mary Louise Curtis Bok Foundation, the Settlement Music School, the National Liberty Museum and the Philadelphia Chamber Music Society. In addition, he serves on the Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania, an L.L.B. from Yale Law School and a D.M. from the Curtis Institute of Music. Mr. Field is the father of David J. Field.

•	David J. Field—President and Chief Executive Officer. David J. Field (age 54) has served as our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995. Mr. Field is our Principal Executive Officer. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field served as Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Mr. Field served as Chairman of the Radio Board of the National Association of Broadcasters from 2005 to 2007. Mr. Field also currently serves on the boards of directors of the National Constitution Center and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field was named the 2006 Radio Executive of the Year by Radio Ink Magazine and was also recognized as one of the best CEOs in America by Institutional Investor Magazine in 2006, 2007 and 2008. Mr. Field is the son of Joseph M. Field.

•	David J. Berkman—Director. David J. Berkman (age 55) has served as one of our Directors since the consummation of our initial public offering in January 1999. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm primarily engaged in telecommunications infrastructure investments. He also serves on the boards of directors of Actua Corporation (formerly ICG Group, Inc.) and Franklin Square Holdings, LP. Civically, Mr. Berkman serves on the Board of Overseers of the University Of Pennsylvania School of Engineering and Science. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

•	Joel Hollander—Director. Joel Hollander (age 61) has served as one of our Directors since November 2013. Since May 2007, Mr. Hollander has been serving as President and Chief Executive Officer of 264 Echo Place Partners, an investment advisory firm. Mr. Hollander previously served as President and Chief Executive Officer of CBS Radio from 2002 until 2007. Prior to joining CBS Radio, Mr. Hollander was Chairman and Chief Executive Officer of Westwood One, a radio program syndication company. Mr. Hollander also currently serves on the Merrill Lynch Client Advisory Board, as well as on the boards of directors of The C. J. Foundation for SIDS, the Tomorrow’s Children Fund, RiverSpring Health Center and the Hackensack Medical Center. Mr. Hollander has a B.S. in Communication and Media Studies from Indiana State University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of other Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

Joseph M. Field is the founder of the Company. Mr. Field has been serving as our Chairman of the Board since our founding in 1968. Formerly, Mr. Field served as our President/CEO for 30 years and as our CEO for 33 years.

David J. Field has served as our Chief Executive Officer since 2002 and a Director since 1995. In addition to having served in various operating and financial capacities for the Company, Mr. Field has previous experience in the investment banking industry. Further, Mr. Field has experience in serving in a leadership capacity within the radio broadcast industry.

David J. Berkman has served as one of our Directors since the consummation of our initial public offering in January 1999. Mr. Berkman has served as an executive officer and director of a number of public/private companies including several directly involved in the media and communication industries. As a director of these companies, Mr. Berkman serves on various board committees.

Joel Hollander has served as one of our Directors since 2013. Mr. Hollander has significant experience in the media industry, having previously served as President and Chief Executive Officer of CBS Radio, and as Chairman and Chief Executive Officer of Westwood One, a radio program syndication company.

PROPOSAL 3

RE-APPROVAL OF THE

ENTERCOM ANNUAL INCENTIVE PLAN

DESCRIPTION OF PROPOSAL

The Board of Directors approved the Entercom Annual Incentive Plan (the “AI Plan”) on February 19, 2008, subject to shareholder approval. The AI Plan was approved by our shareholders on May 13, 2008, and re-approved on May 17, 2012. The following is a summary of the key amendments to the AI Plan as well as a summary of the overall AI Plan. No changes are being proposed with regard to the terms of the AI Plan at this time. The statements made herein concerning terms and provisions of the AI Plan are summaries and do not purport to be a complete recitation of the AI Plan provisions. Such statements are qualified by express reference to the AI Plan. A copy of the AI Plan is attached hereto as Exhibit A and is incorporated by reference herein.

We are asking our shareholders to approve the material terms of the Plan as they relate to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m).

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated officers excluding our Chief Financial Officer (referred to in the Code as “covered employees”) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, it is not subject to the $1 million deduction limit. In order for awards under the AI Plan to continue to be able to qualify as performance-based compensation, our stockholders must approve the material terms of the AI Plan governing performance-based compensation at least every five (5) years.

SUMMARY OF AI PLAN

Purpose. The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. We believe that the AI Plan will enhance the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders.

Administration. The AI Plan is administered and interpreted by a committee consisting of two or more persons who are “outside directors” as defined under Section 162(m) of the Code and related United States Treasury (“Treasury”) regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act (the “Committee”). Our Board, however, retains the right to ratify, approve or amend any awards as it deems appropriate. The Committee has the sole authority to: (i) determine the Employees to whom awards shall be made; (ii) determine the type, size and terms of the awards to be made to each such Employee; (iii) determine the time when awards will be made; and (iv) deal with any other matters arising under the AI Plan. The Committee has full power and authority to administer and interpret the AI Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the AI Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Types of Awards / Eligibility for Participation. All awards are subject to the terms and conditions of the AI Plan. Awards need not be uniform as among the awardees or among any class or grouping of awardees. All of our employees are eligible to participate in the AI Plan.

Determination and Payment of Awards. The Committee determines the amount of any award. The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant. Payment of any award shall be made at the time specified by the Committee, subject to the awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by us. If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of our fiscal year for which the Committee determines an award shall be paid. Awards are to be paid in cash. The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000.

Awards to Section 162(m) Participants. The Committee may determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code. To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will: (i) designate one or more Section 162(m) Participants; (ii) select the Performance Criteria applicable to the Performance Period; (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate: (a) on a same-station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

For purposes of the AI Plan the term: (i) “Performance Period” means a fiscal year or other year or period of service as specified by the Committee for a particular Award; and (ii) “Performance Target” means an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

Award Certification. Following the completion of the Performance Period and prior to the payment of the award, the Committee must certify in writing whether the applicable Performance Targets have been achieved for such Performance Period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Consequences of a Change of Control. Unless the Committee has established the effect of a Change of Control (as defined in the AI Plan) on a particular award at the time an award was made, or a participant’s employment agreement (or similar document) provides for treatment of any outstanding award in the event of a Change of Control, the Committee may, in the event of a Change of Control: (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary; and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

Amendment and Termination of the AI Plan. Our Board may amend or terminate the AI Plan at any time; provided, however, that our Board may not amend the AI Plan without shareholder approval if such approval is required in order to exempt compensation payable under the AI Plan from the deduction limit under Section 162(m) of the Code. A termination or amendment of the AI Plan that occurs after an award is made may not materially impair the rights of an awardee unless the awardee consents in writing. The termination of the AI Plan may not impair the power and authority of the Committee with respect to any outstanding award.

Funding of the AI Plan. The AI Plan is unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Shareholder Approval. No award will be payable under the AI Plan unless the AI Plan is approved by our shareholders in accordance with Section 162(m) of the Code and the Treasury regulations promulgated thereunder.

New Plan Benefits. For 2017, our Compensation Committee determined that David J. Field and Louise C. Kramer are eligible to receive a bonus under the AI Plan. Awards under the AI Plan are subject to us achieving certain defined performance criteria. As a result, it is not possible to determine the amount of Mr. Field’s or Ms. Kramer’s award for fiscal year 2017. While the AI Plan sets a cap of $3,000,000 bonus for any one individual, the actual amount of any such bonus is determined by our Committee (subject to the AI Plan cap). For the year 2016, the Committee awarded Mr. Field $1,376,736 pursuant to the AI Plan. Ms. Kramer was not a participant in the AI Plan for 2016.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board Of Directors unanimously recommends that you vote “FOR” the re-approval of the Entercom Annual Incentive Plan.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

DESCRIPTION OF PROPOSAL

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company’s shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”).

The Company believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s shareholders. This advisory shareholder vote, commonly referred to as a “Say On Pay” vote, gives shareholders the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. The Company’s Compensation Committee will, however, consider the outcome of the shareholder vote on this proposal when making future executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the above stated Resolution.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

DESCRIPTION OF PROPOSAL

The Dodd-Frank Act also requires the Company’s shareholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company conducts a non-binding advisory vote (similar to Proposal No. 4 above) on the compensation disclosed in the Company’s proxy statement of its Named Executive Officers.

This advisory shareholder vote, commonly referred to as a “Say When On Pay” vote gives shareholders the opportunity to indicate whether they would prefer that the advisory vote on the compensation of the Company’s Named Executive Officers occur every one, two or three years. Shareholders may also abstain from voting on the proposal.

The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by shareholders. Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. The Company’s Nominating / Corporate Governance Committee will, however, take into account the outcome of the shareholder vote on this proposal when considering its recommendation to the Board of Directors, and the Board of Directors itself will consider when determining how often to hold an advisory vote on the frequency of future advisory votes on executive compensation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote for the Company to conduct an advisory vote on executive compensation every “THREE YEARS.”

PROPOSAL 6

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017, and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject. SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment . . . of any registered public accounting firm.” Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as our independent registered public accounting firm since June 2002. Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2017. It is anticipated that a representative of PwC will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees And Expenses. The following table sets forth the aggregate fees and expenses billed to us by PwC, our principal accounting firm, for the years ended December 31, 2016 and December 31, 2015:

	December 31, 2016		December 31, 2015
	(amounts in thousands)
Audit Fees	$913		$849(1)
Audit-Related Fees	$ 8	(2)	—
All Other Fees	$ 2		$ 2(3)
TOTAL	$923		$851

(1)	The professional services rendered for 2016 and 2015 included: (i) the audit of our annual financial statements and our internal control over financial reporting; and (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Amounts include the reimbursement of expenses incurred by our accounting firm in connection with their performance of such professional services.
(2)	Fees in connection with a registration statement on Form S-8.
(3)	A subscription service for PwC’s accounting guidance.

Utilization of De Minimus Approval Exemption. Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Pre-Approval Policies. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors since, under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

Presently, there are six members of our Board of Directors, including each of the nominees named herein. Four of the six Directors are neither our officers nor employees. Our Board of Directors met nine times in 2016. Our Board of Directors has adopted certain standing committees including: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) an Executive Committee.

Director Independence.

Our Board of Directors has determined that each of David J. Berkman, Joel Hollander, Mark R. LaNeve and David Levy has no material relationship with the Company and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange. We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

•	Audit Committee. The Audit Committee consists of Joel Hollander, Chairman, David J. Berkman and Mark R. LaNeve. The Audit Committee met five times in 2016. The Audit Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Audit Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

Audit Committee Financial Expert. Our Board of Directors has determined that Joel Hollander is an Audit Committee Financial Expert. Mr. Hollander is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

•	Compensation Committee. The Compensation Committee consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. The Compensation Committee met three times in 2016. The Compensation Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Compensation Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards thereunder. A narrative description of our Compensation Committee’s processes and procedures for the consideration and determination of executive and Director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

During 2016, neither the Company nor the Compensation Committee utilized any other compensation consultant in determining or recommending the amount or form of executive or Director compensation other than in a role limited to: (a) consulting on broad-based plans that do not discriminate in scope, terms, or operation in favor of our executive officers or Directors, and that are available generally to all salaried employees; or (b) providing information that either is not customized for us or that is customized based on parameters that are not developed by the compensation consultant and about which the compensation consultant does not provide advice.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

•	Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of Joel Hollander, Chairman, David J. Berkman and David Levy. The Nominating/Corporate Governance Committee met once in 2016. The Nominating/Corporate Governance Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”).

The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2018 Annual Meeting.”

The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met by a Committee-recommended nominee for a position on our Board of Directors. While the Nominating/Corporate Governance Committee has not established any requirement to consider diversity in identifying nominees for Director, our Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee may consider differences of viewpoint, professional experience, education, skill and other individual qualities and attributes.

The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders. In addition, the Nominating/Corporate Governance Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Nominating/Corporate Governance Committee does not have a formal review policy for prospective Committee-recommended nominees.

Each of the nominees was elected by the shareholders at the previous annual meeting of shareholders.

•	Executive Committee. The Executive Committee consists of Joseph M. Field, Chairman, David J. Field and David J. Berkman. The Executive Committee did not meet in 2016. The Executive Committee has the authority to approve, upon unanimous consent of such committee, acquisitions and expenditures for certain radio and radio related synergistic investments subject to pre-defined size limits.

Board Leadership Structure and Risk Oversight

Since our inception in 1968, Joseph M. Field has served as our Chairman. In addition, Joseph M. Field served as our Chief Executive Officer from our inception until 2002. Upon the promotion of David J. Field to the position of Chief Executive Officer in 2002, the roles of Chief Executive Officer and Chairman were split. While the roles of CEO and Chairman are presently split, we do not have a policy requiring the bifurcation of these two positions.

Although we do not have a lead independent Director, pursuant to our governance guidelines, non-management Directors hold executive sessions without management present generally following each regular board meeting. In 2016, our board held nine meetings and the independent Directors held six executive sessions. The presiding Director determines the agenda for the session and, after the session, acts as a liaison between the non-management Directors and the Chairman. This regular rotation of the presiding Director role allows all of our independent Directors to play a leadership role on our board.

As of March 10, 2017, Joseph M. Field beneficially owned 1,364,165 shares of our Class A common stock and 6,148,282 shares of our Class B common stock, representing approximately 61.1% of the total voting power of all of our outstanding common stock. Accordingly, Joseph M. Field is generally able to control the vote on all matters submitted to the vote of shareholders and, therefore, is able to direct our management and policies, except with respect to those matters in which the shares of our Class B common stock are only entitled to one vote and those matters requiring a class vote under the provisions of our articles of incorporation, bylaws or applicable law, including, without limitation, the election of the two Class A Directors.

In accordance with NYSE requirements, our Audit Committee’s charter provides that it is responsible for discussing with management our policies with respect to risk assessment and risk management. In addition, our Audit Committee also discusses with management our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the Company. The full Board also engages in periodic discussions with our CEO, CFO, and other company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. We believe that the leadership structure of our board supports the Board’s effective oversight of the Company’s risk management.

Director Meeting Attendance.

•	Committee and Board Meetings. Each Director attended at least 75% of the aggregate of the meetings of both our Board of Directors and the meetings of the committee(s) on which such Director served during 2016.

•	Annual Shareholders’ Meetings. We do not maintain a policy regarding Director attendance at the Annual Meeting of shareholders. At the 2016 Annual Meeting of shareholders, all Directors elected at such meeting were present.

Non-Management Directors

•	Meetings. Our non-management Directors regularly meet in executive sessions. At these meetings, one Director presides. The role of presiding Director rotates among the chairpersons of the following committees of our Board of Directors, in the following order: (i) Nominating/Corporate Governance Committee, (ii) Compensation Committee, and (iii) Audit Committee; provided that, if any such chairperson is absent, then such absent Director is skipped in the rotation and the next chairperson in the foregoing order serves as the presiding Director at such meeting.

•	Communications With Non-Management Directors. We have established a process for interested parties to make their concerns known to the non-management Directors. See below under “Communications With Directors.”

Communications With Directors

We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual Director(s). Specifically, any interested party desiring to so communicate can either: (i) send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c o m”. In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or (ii) send a letter to Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communication. Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is distributed in print form to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding those persons currently serving as our Executive Officers.

NAME AND TITLE	PRIOR BUSINESS EXPERIENCE

David J. Field President and Chief Executive Officer	See “Board of Directors Nominees For Other Directors” above.

Joseph M. Field Chairman of the Board	See “Board of Directors Nominees For Other Directors” above.

Stephen F. Fisher Executive Vice President and Chief Financial Officer Principal Financial Officer	Stephen F. Fisher (age 64) has served as our Chief Financial Officer since 1998 and our Executive Vice President since 2000. He previously served as our Senior Vice President from 1998 to 2000. Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania. From 1978 to 1994, Mr. Fisher held numerous operational and financial management positions with Westinghouse Broadcasting Company (now part of CBS, Inc.), including the positions of Corporate Executive Vice President, General Manager of their Los Angeles news radio station and Controller of the Radio Group. He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina. Mr. Fisher presently serves on the board of directors of Knoll, Inc. and the National Association of Broadcasters.

Louise C. Kramer Chief Operating Officer	Louise C. Kramer (age 61) has served as our Chief Operating Officer since May 2015. Ms. Kramer previously served as our Station Group President from April 2013 through May 2015, one of our Regional Presidents from December 2007 through April 2013 and a Regional Vice President from January 2000 through December 2007. Prior to joining us in 2000, Ms. Kramer served as General Manager for CBS radio in Chicago.

Andrew P. Sutor, IV Senior Vice President, General Counsel & Secretary	Andrew P. Sutor, IV (age 44) currently serves as our Senior Vice President and General Counsel (since January 2013) and Secretary (since January 2014). Since July 2014, Mr. Sutor has oversight of our Technical Operations Department. Mr. Sutor previously served as our Vice President (since September 2010) and Corporate Counsel (since 2007). Prior to joining us in 2002, Mr. Sutor was an associate in the Business Law Department of Saul Ewing, LLP, a regional Mid-Atlantic law firm based in Philadelphia, Pennsylvania. Mr. Sutor has a J.D. from the Villanova University School of Law and a B.A. in both Economics and Political Science from the University of Pennsylvania.

Eugene D. Levin Vice President, Treasurer & Controller Principal Accounting Officer	Eugene D. Levin (Age 66) currently serves as our Principal Accounting Officer (since February 2007), Vice President (since May 2006), Treasurer (since 1988), Assistant Secretary (since 1988) and Controller (since 1977). Prior to joining us, Mr. Levin was a senior accountant for Laventhal and Horwath, and an operational/financial auditor and divisional controller for After-Six Inc. Mr. Levin has a B.S. from Pennsylvania State University and is a certified public accountant. Mr. Levin currently serves as an Executive Director and member of the board of directors of the Radio Music Licensing Committee. Mr. Levin also currently serves on the Streaming Advisory Committee of the National Association of Broadcasters. In addition, Mr. Levin is a member of the board of directors of Earth Force.

TRANSACTIONS WITH RELATED PERSONS

2016 Transactions

During 2016 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(b) of regulation S-K.

Policies And Procedures For Review, Approval, Or Ratification

Our Board of Directors, upon the recommendation of our Nominating / Corporate Governance Committee, adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as defined in the policy, are subject to approval or ratification.

For purposes of the policy:

•	an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

•	a “Related Party” is any: (i) person who is or was (since the beginning of the last year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director; (ii) beneficial owner of greater than five percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Nominating / Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Nominating/Corporate Governance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions

Under the policy, certain transactions are deemed to be pre-approved by the Nominating/Corporate Governance Committee, even if the aggregate amount involved will exceed $100,000. These transactions include: (i) employment of executive officers; (ii) director compensation; (iii) certain transactions with other companies; (iv) certain charitable contributions; (v) transactions where all shareholders receive proportional benefits; and (vi) transactions involving competitive bids.

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW. The Compensation Committee (or the “Committee”) of our Board of Directors consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. Our Committee is responsible for managing and annually reviewing all annual bonus, long-term incentive compensation, equity compensation, employee pension and welfare benefit plans. For executive officers, our Committee evaluates performance and determines compensation policies and levels. Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) incentive compensation (including annual discretionary incentive bonuses of both cash and equity); and (iii) other compensation such as employee benefit plans including our 401(K) plan, employee stock purchase plan, deferred compensation plan, health insurance and life/disability insurance. Our executive officer compensation programs are designed to motivate our executive officers and management employees to attain financial, operational and strategic objectives. These programs generally provide incentives to achieve both annual and longer-term objectives. In making compensation determinations, we assess both the performance of our business and our executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also seeking to align the financial goals of our executives and management with those of our shareholders. The Committee selectively utilizes market based equity awards to further this goal. To ensure that pay is competitive, we regularly compare our pay practices with those of our competitors and the general competitive market for executive talent. We also consider the performance of our business as compared to the performance of our competitors.

PROCESS. Our Committee meets on a regularly scheduled basis at least two times per year, and typically more frequently as our Committee deems necessary or desirable. Members of our Committee monitor executive compensation trends and discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year. This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more easily made at such meetings. In addition, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants.

Our Committee is involved in compensation considerations throughout the year. The process for annual compensation changes and incentive compensation grants typically includes Committee deliberation as well as reports and recommendations made by management at the request of the Committee. Specifically, our Chief Executive Officer presents a report which highlights our performance as a company and the performance of our Chief Executive Officer during the preceding year, as well as compensation previously earned by senior management in prior years. Our Chief Executive Officer then provides our Committee with a recommendation for: (i) executive officer compensation; (ii) senior management compensation; (iii) annual equity grants to the remaining members of our management team and key employees; and (iv) a level of authority for our Chief Executive Officer to make additional equity compensation grants throughout the year. While no formal process for determining compensation is prescribed in the Committee’s charter or otherwise, this informal process has evolved over time.

The process of determining compensation also involves our Committee’s consideration of peer compensation levels. While our Committee does not have a policy regarding benchmarking, our Committee does consider peer compensation when establishing compensation levels. The only manner in which peer compensation levels were used by the Committee in 2016 was as set forth below under the heading “Determination of Compensation.”

Once it receives and considers the various pieces of information, reports and presentations described above, our Committee then meets without management present to determine the appropriate level of compensation. Our Committee sets the compensation of our Chief Executive Officer as well as the other Named Executive Officers.

ELEMENTS OF COMPENSATION.

Base Salary. In setting base salaries for our Named Executive Officers, our Committee generally considers (i) the experience, capabilities, qualities, performance record and relative effectiveness of the individual, (ii) the scope and complexity of the position, (iii) our size; and (iv) the compensation paid by our competitors. In particular, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that we and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. We attempt to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

We are party to an employment agreement with each of our Named Executive Officers other than Eugene D. Levin. Specifically, we have employment agreements with: (i) David J. Field, Chief Executive Officer; (ii) Stephen F. Fisher, Executive Vice President and Chief Financial Officer; (iii) Louise C. Kramer, Chief Operating Officer; and (iv) Andrew P. Sutor, IV, Senior Vice President and General Counsel. Each of these agreements provides for a contractual level of base salary.

Incentive Compensation. Our Committee has historically utilized two forms of incentive compensation: cash and equity awards. The cash component is designed to convey an immediate benefit for services performed by the recipient, while the equity component is generally tied to vesting requirements (both time based and market based) and is designed to not only compensate for past service, but to also retain and motivate the recipient.

•	Annual Bonus Awards. All of our Named Executive Officers are eligible to receive bonuses which are determined after a review of our overall performance as well as the individual performance of each such executive officer. For 2016, each Named Executive Officer received a bonus as described in the Summary Compensation Table and below in this Compensation Discussion and Analysis under the heading “Named Executive Officer Compensation.”

The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors that our Committee deems appropriate, including our overall performance, the individual executive’s performance, the business environment which existed during the year and any extraordinary events that arose during the course of the year. We believe this flexibility and our history of appropriately rewarding performance provide a strong incentive to our executive officers to perform in a manner that will allow us to achieve our corporate objectives.

•	Equity Compensation. To promote our long-term objectives, the Entercom Equity Compensation Plan permits awards to our employees, employees of our subsidiaries, non-employee directors and certain advisors and consultants who are in a position to make a significant contribution to our long-term success. Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock / restricted stock unit awards. Equity grants may be time based, market based or performance based.

Determination of Compensation. In order to determine the cash and equity incentive compensation for our senior executive officers (including David J. Field, our Chief Executive Officer), our Committee considered a number of factors including those detailed below.

(i) Our Committee considered our operating performance versus our 2016 business plan. For 2016, excluding the impact of our Charlotte, North Carolina acquisition, we: (a) achieved our plan with respect to station expenses and BCF (or Broadcast Cash Flow—see below for calculation); and (b) were within 0.4% of achieving our plan with respect to Revenue. In addition, excluding a $1,000,000 one-time signing bonus for our CEO in 2016 and certain non-recurring legal charges, we would have: (y) achieved our plan with respect Adjusted EPS (or earnings per share) and Free Cash Flow (see below for calculations); and (z) been within 0.3% of achieving our plan with respect to EBITDA. In considering our performance versus our 2016 business plan, the Committee recognized that our performance was significantly stronger than that of our peer group of companies engaged in the business of operating radio stations (listed below).

(ii) Our Committee recognized that: (a) our revenue growth exceeded that of our markets by 3%; and (b) our same station revenue growth was significantly better than that of our peer group of companies engaged in the business of operating radio stations (listed below).

(iii) Our Committee noted that for 2016, our stock performance significantly exceeded that of our public company peer group (listed below).

(iv) Our Committee considered (a) the successful integration of the stations and markets added in our acquisition of Lincoln Financial Media Company; (b) the acquisition of a new cluster in Charlotte, North Carolina; (c) the successful refinancing of our credit facility and high yield notes which we anticipate will generate approximately $10 million in annual interest expense savings; (d) the introduction of $0.30 annual dividend on our common stock; (e) our new sports rights agreements with the Golden State Warriors, Los Angeles Rams and San Diego Padres; (f) the extension of our sports rights agreement with the Boston Red Sox; (g) that our SmartReach Digital product suite nearly doubled in revenue (albeit still significantly off plan); (h) the hiring of a Chief Marketing Officer (and CMO staff) as well as a Vice President of Programming Innovation; and (i) the acceleration of innovation with respect to our programming and digital initiatives.

•	Determination of CEO Incentive Compensation. At the beginning of calendar year 2016, our Committee identified certain goals and objectives relating to the performance of our Chief Executive Officer, David J. Field. Specifically, for 2016 our Committee identified a number of goals and objectives as follows:

•	Achieve 2016 business plan

•	Revenue

•	Expense

•	BCF (or Broadcast Cash Flow)

•	EBITDA

•	Adjusted EPS (or earnings per share) and

•	Free Cash Flow

•	Exceed peer operating performance

•	Market share

•	Same-station revenue growth vs. public company peer group

•	Exceed peer group stock performance

•	Enhance future growth potential through strategic and operational initiatives and improvements:

•	Acquisitions: EBITDA enhancement from improvements, synergies, integration

•	Capital structure management

•	SmartReach Digital

•	Bolster organizational talent lineup

•	Organizational effectiveness

•	Brands and content

•	Innovation

•	Develop event and DTC (or direct to consumer) business

•	Industry initiatives and leadership

If there are portfolio changes due to merger and acquisition activity, goals then to be adjusted accordingly.

For purposes of market performance and same station revenue growth analysis, we considered a peer group of companies engaged in the business of operating radio stations. This group included: CBS Radio, Cumulus Media, Inc., and iHeartMedia Radio. For purposes of the stock performance analysis, we considered Cumulus Media, Inc. and Townsquare Media Inc.

Broadcast Cash Flow, Free Cash Flow and Adjusted Earnings Per Share are “Non-GAAP Financial Measures.”

We calculate Broadcast Cash Flow (or BCF) as operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs and restructuring charges; and gain or loss on sale or disposition of assets.

We calculate Free Cash Flow as operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs and restructuring charges; and (ii) less net interest expense (excluding amortization of deferred financing costs), preferred stock dividends, taxes paid and capital expenditures.

We calculate Adjusted Earnings as net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs and restructuring charges; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax. To calculate adjusted earnings per share we divide by Weighted Average Shares—Diluted.

In order to assist our Committee in determining the level of Mr. Field’s incentive compensation, our Committee reviewed Mr. Field’s performance in light of these goals and objectives. In conducting such a review, our Committee considered many of the factors discussed above under “Determination of Incentive Compensation.”

Pursuant to his employment agreement, Mr. Field’s target bonus is 150% of his base salary. In determining the actual amount of Mr. Field’s bonus, the Committee considered the goals and objectives listed above. Specifically,

•	With respect to achieving our 2016 business plan, the Committee found this goal largely achieved.

•	With respect to exceeding our peer group’s operating performance, the goal was met.

•	With respect to exceeding our peer stock price performance, the goal was met.

•	With respect to enhancing our future growth potential through strategic and operational initiatives and improvements, the Committee found that the goals and objectives were satisfied.

Our Committee did not adopt, nor did it employ, any objective quantifiable standards. Instead, our Committee’s ultimate determination for 2016 was based upon a subjective evaluation of Mr. Field’s overall performance as well as all of the relevant factors identified above. The Committee then subjectively awarded Mr. Field a bonus of $1.5 million. This amount represents 100% of the target bonus payable pursuant to Mr. Field’s employment agreement.

•	Section 162(m) Compliance / 2016 Annual Determination—Entercom Annual Incentive Plan. In accordance with the Entercom Annual Incentive Plan (described below under the heading “Tax Issues Relating To Executive Compensation”), the Committee adopted a “Section 162(m) Compliance Document” so that compensation provided under such Plan for 2016 is considered “performance-based compensation” and tax deductible by the Company. Such compensation can include the cash bonus awarded to Mr. Field as described above.

The Committee determined that for purposes of the 2016 incentive cash compensation under the Plan, revenue growth, station operating expenses, Adjusted Earnings Per Share and Free Cash Flow Per Share would be the performance measures. The Committee also established a threshold (the “Threshold”) with respect to such performance measures. Specifically, the Threshold for 2016 was the satisfaction of at least two of the following criteria (the “Criteria”) computed in a manner consistent with past practice:

1.	Revenue growth of at least 1%;*

2	Station operating expense of less than $330 million;*

3.	Adjusted Earnings Per Share of at least $0.40; and

4.	Free Cash Flow Per Share of at least $1.00.

*	For existing portfolio of stations.

Free Cash Flow Per Share and Adjusted Earnings Per Share are “Non-GAAP Financial Measures.” The calculation of Free Cash Flow and Adjusted Earnings Per Share are presented earlier in this report. To calculate Free Cash Flow Per Share, we divide Free Cash Flow by Weighted Average Shares—Diluted.

If the Threshold is met, then any cash bonus paid to Mr. Field (subject to the maximum award authorized under the Entercom Annual Incentive Plan) for 2016 will be considered “performance-based compensation” and will be tax deductible by Entercom.

For 2016, the Committee determined that at least two of the four Criteria had been satisfied and that the Threshold had been met. Specifically, the Committee found that:

1.	Revenue growth was estimated to be 4%, thus satisfying the Criteria;

2.	Station operating expense was estimated to be $315.6 million (actual was $315.5), thus satisfying the Criteria;

3.	Adjusted Earnings Per Share was estimated to be $0.97 (actual was $0.98), thus satisfying the Criteria; &

4.	Free Cash Flow Per Share was estimated to be (and was) $1.79, thus satisfying the Criteria.

Accordingly, because the Threshold for 2016 was satisfied, the cash component of Mr. Field’s 2016 bonus is considered “performance-based compensation” and is tax deductible by Entercom.

Other Compensation. Our Committee has provided for a number of additional elements of benefit based compensation. These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(K)); (ii) providing for the health and welfare of our employees and their families (e.g., our employee benefit plans); (iii) conveying a level of security in the context of any possible change of control (e.g. our general severance policy as well as any employee specific agreed upon severance or change of control agreements); and (iv) providing executives with an appropriate level of perquisites.

•	401(K) Plan. We maintain a 401(K) Plan which is generally available to all of our full-time employees. Executive officer participation in this plan is on the same basis as our other employees. All of our Named Executive Officers participate in our 401(K) Plan.

•	Deferred Compensation Plans. We maintain deferred compensation plans for our corporate and station management employees as well as our non-employee directors. Under each plan, participants are permitted to defer a portion of their income for specific time periods. Our obligations under such plans are unsecured.

•	Employee Benefit Plans. We have a number of benefit plans available to all of our full time employees. These benefits include Medical Insurance, a Dental Plan, voluntary Short-Term Disability Insurance, a Long-Term Disability Plan, Life Insurance and Accidental Death and Dismemberment Insurance Plans, a MEDEX Travel Assist Program, and a voluntary Vision Insurance Plan.

•	Employee Stock Purchase Plan. We maintain an Employee Stock Purchase Plan pursuant to which participating employees can purchase up to $25,000 of our Class A Common Stock per year. Purchases are made four times per year and are funded though payroll deductions.

•	Severance and Change-of-Control Benefits. We have a severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks of severance (subject to certain requirements). Eugene D. Levin is eligible to participate in our severance policy. Our employment agreements with David J. Field, Stephen F. Fisher, Louise C. Kramer and Andrew P. Sutor govern severance for those officers. In addition, David J. Field’s employment agreement contains certain provisions which are effective upon a change of control. The applicable severance and change of control provisions for each such officer is described below.

•	Personal Usage of Jet Card. We participate in a limited jet card program. We permit our Chairman, CEO/President and other executive officers approved by our CEO/President to use our jet card for personal use, subject to the terms of our Aircraft Usage Policy. Under this policy, our executives must reimburse us for all usage and other incremental charges relating to any such flight(s). While this personal usage is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives reimburse us for the entire cost for each personal flight.

•	Car Allowance. Each of our Named Executive Officers, other than Andrew P. Sutor, is provided with either a car allowance or use of a company-owned vehicle.

TAX ISSUES RELATING TO EXECUTIVE COMPENSATION.

Overview. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers (excluding our Chief Financial Officer). Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders). While our Board desires to maximize the tax deductibility of our executive compensation, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if our Committee determines that such action is in the best interest of us and our shareholders, even if such action may result in some loss of deductibility. An aggregate of $1.3 million in compensation expense in 2016 was over the Section 162(m) limit and therefore was not deductible for tax purposes.

162(m) Compliance / Entercom Annual Incentive Plan. In 2008, we established the Entercom Annual Incentive Plan (the “AI Plan”). The AI Plan was re-approved by our shareholders in 2012 and is again being proposed for re-approval by our shareholders at the 2017 Annual Meeting of Shareholders. The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. We believe that the AI Plan enhances the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders. All of our employees are eligible to participate in the AI Plan. Subject to the limitations in the AI Plan, the Committee determines the amount of any award under the AI Plan. The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant. The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000. The Committee may also determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code.

To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee: (i) designates one or more Section 162(m) Participants; (ii) selects the Performance Criteria applicable to the Performance Period; (iii) establishes the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specifies the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period. For 2016, only David J. Field was selected as a 162(m) Participant.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate: (a) on a same station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

SECURITY OWNERSHIP REQUIREMENTS / GUIDELINES. The Corporate Governance Guidelines adopted by our Board encourage our Directors to purchase shares of our stock. Our Board, however, recognizes that the number of shares of our stock owned by any Director is a personal decision, and our Board has affirmatively determined to not adopt a policy requiring ownership by Directors of a minimum number of our shares. Similarly, we do not have a requirement relating to Named Executive Officer ownership of our shares.

NAMED EXECUTIVE OFFICER COMPENSATION.

David J. Field, President and Chief Executive Officer. Our Principal Executive Officer is David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. This agreement provides for an annual base salary (subject to annual three percent increases), and an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s salary for 2016 was $974,853. In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.

•	Amended and Restated Employment Agreement. On April 22, 2016, we entered into an amended and restated employment agreement with Mr. Field. This agreement provided for a signing bonus of $1,000,000. In connection with this new agreement, we granted Mr. Field 225,000 restricted stock units (“RSUs”) which vest 50% after two years, 25% after three years and 25% after four years. In addition, we granted M. Field 450,000 RSUs which may vest on or after May 22, 2019 (being the thirtieth (30th) day following the third (3rd) anniversary of the grant date) if certain performance targets are (or have been) met. Specifically, the performance targets for these RSUs are satisfied if, as of any date: (i) the Company’s share price that would result in a Compound Annual Growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the Agreement and described below) over the first three years of the Agreement (“Three Year CAGR”) equal to the targets set forth in the table below, less (ii) the value of any dividends paid on each share of common stock during the period commencing on the date of the Agreement and ending on such date.

Three Year CAGR Total Shareholder Return	Percentage of RSUs to Vest Upon Attainment of Performance Target
8%	33-1/3%
12%	33-1/3%
16%	33-1/3%

For purposes of the Agreement, “Total Shareholder Return” means: (A) (i) the volume-weighted average closing price over any consecutive twenty (20) trading day period of a share of the Company’s Class A common stock minus (ii) the volume-weighted average closing price of the Company’s Class A common stock for the twenty (20) trading days prior to the Effective Date (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments). Accordingly, the vesting targets were initially: (x) one-third vesting at $13.44 per share; (y) one-third vesting at $14.99 per share; and (z) one-third vesting at $16.65 per share. The performance portion of the vesting requirement for the first two tranches have been satisfied. Any of these performance RSUs remaining unvested on May 22, 2019 will terminate.

•	Incentive Compensation. In recognition of his services during 2016, and in light of the considerations described above and in accordance with the terms of his employment agreement, on January 20, 2017, our Committee awarded Mr. Field a bonus of $1,500,000.

•	Termination / Severance Compensation. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a Change in Control (as defined in the agreement) where Mr. Field’s employment is terminated within 24 months thereof, all of Mr. Field’s then outstanding equity compensation awards will become fully vested and exercisable.

Stephen F. Fisher, Executive Vice President and Chief Financial Officer. Our Principal Financial Officer is Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President and Chief Financial Officer pursuant to an amended employment agreement dated February 24, 2017. The term of this agreement extends through January 31, 2018. Mr. Fisher’s salary for 2016 was $641,658. Mr. Fisher’s agreement provides for a monthly salary of $55,344 for the first two months and initially $36,111 per month thereafter (which amount may increase or decrease depending on the level of services provided). In addition, Mr. Fisher is eligible to participate in our benefit plans generally available to our officers as described above.

•	Amended and Restated Employment Agreement. We had previously announced (in November 2016) that Mr. Fisher was stepping down effective February 2017 upon the expiration of his then present employment agreement. In light of our pending transaction with CBS Corporation, regarding CBS Radio, we entered into an amendment to his employment agreement to extend Mr. Fisher’s service to the Company through January 31, 2018. Mr. Fisher will continue as CFO through April 30, 2017. Thereafter, Mr. Fisher will provide transitional services to the Company. Mr. Fisher’s agreement provides for a bonus of $650,000 in 2018 for services rendered during 2017 in lieu of both his annual incentive bonus and his annual equity compensation grant.

•	Incentive Compensation. In recognition of his services during 2016, and in light of the considerations described above and in accordance with the terms of his employment agreement, on January 20, 2017, our Committee awarded Mr. Fisher a bonus of $515,000.

•	Termination / Severance Compensation. We may terminate Mr. Fisher’s employment for Cause or at our convenience. If Mr. Fisher’s agreement expires without being renewed or extended (or if there is an earlier Separation from Service as defined in the agreement) for any reason (other than for Cause), then: (a) we will pay Mr. Fisher a one-time bonus of $664,132; (b) we will continue to pay Mr. Fisher’s salary (determined based on his salary as of April 30, 2017) and auto allowance in accordance with the Company’s regular payroll practices for a period of one year; and (c) any options held by Mr. Fisher that are then vested may be exercised at any time within the later of January 31, 2020 or ninety days from the date of vesting, but in no event later than the expiration of their original ten year term.

Louise C. Kramer, Chief Operating Officer. Louise C. Kramer serves as our Chief Operating Officer pursuant to an employment agreement dated as of May 5, 2015. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of $350,000. Ms. Kramer’s salary for 2016 was $561,000. In addition, Ms. Kramer is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

•	Incentive Compensation. In recognition of her services during 2016, and in light of the considerations described above, on January 20, 2017, our Committee awarded Ms. Kramer a cash bonus of $175,000. In addition, during 2016 Ms. Kramer received an aggregate of $136,091 in quarterly bonuses pursuant to her employment agreement.

Andrew P. Sutor, IV, Senior Vice President, General Counsel and Secretary. Andrew P. Sutor, IV serves as our Senior Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of January 1, 2013. This agreement provides for an annual base salary and for an annual cash performance-based bonus target of $50,000. Mr. Sutor’s salary for 2016 was $283,350. In addition, Mr. Sutor is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

•	Incentive Compensation. In recognition of his services during 2016, in light of the considerations described above, and in recognition of certain services performed in January 2017, on January 20, 2017, our Committee awarded Mr. Sutor an aggregate cash bonus of $125,000.

Eugene D. Levin, Vice President, Treasurer and Controller. Eugene D. Levin serves as our Vice President, Treasurer, Controller and Principal Accounting Officer. Mr. Levin’s salary for 2016 was $216,750. In addition, Mr. Levin is eligible to participate in our benefit plans generally available to our officers as described above.

•	Incentive Compensation. In recognition of his services during 2016, and in light of the considerations described above, on January 20, 2017, our Committee awarded Mr. Levin a cash bonus of $30,000.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during 2016, 2015 and 2014 (the table includes data for highly compensated executive officers beginning with the year they are added to the table):

		Amounts In Dollars
Name and Principal Position	Year	Salary	Bonus (1)		Value Of Restricted Stock Awards (2)		Value Of Option Awards	Non-Equity Incentive Plan Compen- sation		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
David J. Field, President and Chief Executive Officer	2016	$974,853	$1,000,000	(3)	$5,849,250	(4)	$—	$1,500,000	(5)	$—	$39,918	(6)	$9,364,021
	2015	$904,458	$—		$2,190,250	(4)	$—	$1,376,736	(5)	$—	$39,626	(6)	$4,511,070
	2014	$878,114	$—		$1,554,000		$—	$750,000	(5)	$—	$36,993	(6)	$3,219,107
Stephen F. Fisher, Executive VP and Chief Financial Officer	2016	$641,658	$515,000		$—		$—	$—		$—	$39,739	(7)	$1,196,397
	2015	$622,970	$500,806		$1,837,985	(8)	$—	$—		$—	$39,185	(7)	$3,000,946
	2014	$604,826	$300,000		$974,669	(8)	$—	$—		$—	$36,944	(7)	$1,916,439
Louise C. Kramer, Chief Operating Officer	2016	$561,000	$311,091		$672,465	(9)	$—	$—		$—	$23,654	(10)	$1,568,210
	2015	$539,621	$250,000		$683,650	(9)	$—	$—		$—	$22,984	(10)	$1,496,255
	2014	$511,250	$125,000		$528,400	(9)	$—	$—		$—	$22,356	(10)	1,187,006
Andrew P. Sutor, IV, Senior VP, Secretary and General Counsel	2016	$283,350	$125,000		$150,240	(11)	$—	$—		$—	$21,102	(12)	$579,692
	2015	$275,000	$75,000		$154,875	(11)	$—	$—		$—	$18,070	(12)	$522,945
	2014	$255,000	$50,000		$118,000	(11)	$—	$—		$—	$15,212	(12)	438,212
Eugene D. Levin VP, Treasurer and Controller	2016	$216,750	$30,000		$46,950	(13)	$—	$—		$—	$24,553	(14)	$318,253
	2015	$214,625	$30,000		$61,950	(13)	$—	$—		$—	$23,651	(14)	$330,226
	2014	$210,250	$25,000		$47,200	(13)	$—	$—		$—	$21,319	(14)	$303,769

(1)	Includes amounts earned during the year and either paid in the current or subsequent year and/or recognized in the current or subsequent year under a deferred compensation plan.
(2)	Unless otherwise indicated, restricted stock units (“RSUs”) that are subject to service conditions vest over four years as follows: (i) 50% after two years; (ii) 25% after three years; and (iii) 25% after four years.

For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair values of the Company’s stock at the time of the April 22, 2016, February 10, 2016, February 19, 2015 and the February 11, 2014 grants were $11.15 per share, $9.39 per share, $12.39 per share and $9.44 per share, respectively, and after applying the valuation model discount, the values used in this chart were $7.42 per share, $5.45 per share, $8.41 per share and $6.90 per share, respectively. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.

(3)	In connection with a new employment agreement, in April 2016 Mr. Field was paid a cash bonus. In addition, see the Entercom Annual Incentive Plan for annual cash bonus amounts paid in the non-equity incentive plan compensation column.
(4)	On April 22, 2016 and February 19, 2015, Mr. Field was granted 225,000 RSUs and 75,000 RSUs with a fair value of $11.15 per share and $12.39 per share, respectively.

On April 22, 2016, February 19, 2015 and February 11, 2014, Mr. Field was granted 450,000, 150,000 and 225,000 RSUs, respectively, which are subject to market conditions (in addition to service conditions) at an average fair value of $11.15 per share, $12.39 per share and $9.44 per share, respectively ($7.42 per share, $8.41 per share and $6.90 per share, respectively, after applying the discount model described in note 2 above). The April 22, 2016 grant will vest on May 22, 2019 upon the achievement of certain performance targets. The February 19, 2015 may vest beginning on February 19, 2017 and ending on February 18, 2018 upon the achievement of certain performance targets. The February 11, 2014 grant vested on February 10, 2016 upon the achievement of certain performance targets (each target was met and these shares vested on February 10, 2016). Specifically, if the share price that would result in a Compound Annual Growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the agreement) at any time during the first thirty-seven months of the agreement for the April 22, 2016 grant, during the first three years of the February 19, 2015 grant and during the first two years of the agreement for the February 11, 2014 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level.

(5)	Includes amounts accrued during the year and paid to Mr. Field in the subsequent year pursuant to the Entercom Annual Incentive Plan.
(6)	All other compensation includes: (i) medical insurance premiums of $21,815, $21,581 and $19,135 for 2016, 2015 and 2014, respectively; (ii) an auto allowance of $14,400 for 2016, 2015 and 2014; and (iii) a Company 401K contribution of $3,313, $3,375 and $3,188 for 2016, 2015 and 2014, respectively.
(7)	All other compensation includes: (i) an automobile allowance of $18,000 for 2016, 2015 and 2014; (ii) medical insurance premiums of $17,533, $17,231 and $15,177 for 2016, 2015 and 2014, respectively, and (iii) a Company 401K contribution of $3,313, $3,375 and $3,188 for 2016, 2015 and 2014, respectively.
(8)	On October 30, 2015, the Company granted to Mr. Fisher 91,666 RSUs with a fair market value of $11.04 per share of which 50% vested on February 28, 2017 and 50% will vest on February 28, 2018.

On February 19, 2015, the Company granted to Mr. Fisher 66,666 RSUs with a fair value of $12.39 per share of which 50% vested on February 19, 2016 and 50% vest on February 19, 2017.

On February 11, 2014, the Company granted to Mr. Fisher: (a) 66,667 RSUs with a fair value of $9.44 per share of which 50% vested on February 28, 2015 and 50% vested on February 29, 2016; and (b) 50,000 RSUs which are subject to market conditions (in addition to service conditions) at an average fair value of $9.44 per share ($6.90 per share after applying the discount model described in note 2 above). These RSUs vest beginning on February 10, 2015 and ending on February 10, 2016 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first two years of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level. Two thirds of the RSUs granted on February 11, 2014 vested on February 10, 2015, and the remaining third vested on April 2, 2015 upon achieving the applicable target.

(9)	On February 10, 2016 and February 19, 2015, Ms. Kramer was granted 60,000 RSUs and 45,000 RSUs with a fair value of $9.39 per share and $12.39 per share, respectively.

On February 10, 2016, February 19, 2015 and February 11, 2014, Ms. Kramer was granted on each date 20,000 RSUs, 15,000 RSUs and 15,000 RSUs, respectively, which are subject to market conditions (in addition to service conditions) at an average fair value of $9.39 per share, $12.39 per share and $9.44 per share, respectively ($5.45 per share, $8.41 per share and $6.90 per share, respectively, after applying the discount model described in note 2 above). The February 10, 2016 grant will vest on March 12, 2019 upon the achievement of certain performance targets. The February 19, 2015 grant will vest beginning on February 19, 2016 and ending on February 18, 2018 upon the achievement of certain performance targets. The February 11, 2014 grant vests beginning on February 10, 2015 and ending on February 10, 2016 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first thirty-seven months of the agreement for the February 10, 2016 grant, during the first three years of the February 19, 2015 grant and during the first two years of the agreement for the February 11, 2014 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level. Two thirds of the RSUs granted on February 11, 2014 vested on February 10, 2015, and the remaining third vested on April 23, 2015 upon achieving the applicable targets. One third of the RSUs granted on February 19, 2015 vested on December 7, 2016 upon achieving the applicable target.

(10)	All other compensation includes: (i) an auto allowance of $10,800 for 2016, 2015 and 2014; (ii) medical insurance premiums of $8,648, $8,230 and $7,954 for 2016, 2015 and 2014, respectively; and (iii) a Company 401K contribution of $3,313 $3,375 and $3,188 for the years 2016, 2015 and 2014, respectively.
(11)	The Company made the following grants to Mr. Sutor: (a) on February 10, 2016, 16,000 RSUs at a fair value of $9.39 per share; (b) on February 19, 2015, 12,500 RSUs at a fair value of $12.39 per share; and (c) on February 11, 2014, 12,500 RSUs at a fair value of $9.44 per share.
(12)	All other compensation includes: (i) medical insurance premiums of $17,624, $14,675 and $11,987 for 2016, 2015 and 2014, respectively; and (ii) a Company 401K contribution of $3,240, $3,219 and $3,162 for 2016, 2015 and 2014, respectively.
(13)	The Company made the following grants to Mr. Levin: (a) on February 10, 2016, 5,000 RSUs at a fair value of $9.39 per share; (b) on February 19, 2015, 5,000 RSUs at a fair value of $12.39 per share; and (c) on February 11, 2014, 5,000 RSUs with a fair value of $9.44 per share.
(14)	All other compensation includes: (i) medical insurance premiums of $17,534, $17,230 and $15,147 for 2016, 2015 and 2014, respectively; (ii) a Company 401K contribution of $2,280, $2,290 and $2,236 for 2016, 2015 and 2014, respectively; and (iii) the fair value for the use of a Company automobile of $3,132, $3,113 and $3,357 for 2016, 2015 and 2014, respectively.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning compensation equity awards granted to each of our Named Executive Officers during 2016:

Grants of Plan-Based Awards
	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number Of Shares Of Stock		All Other Stock Awards: Number Of Securities Underlying	Exercise Or Base Price Of Option	Fair Value Of Award On Date Of
Name	Date	Threshold	Target	Maximum	Target		Or Units		Option	Awards	Grant
		($)			(#)					($/Share)	($/Share)
David J. Field	4/22/2016	$—	$—	$—	450,000	(1)	—		—	$—	$7.42	(2)
	4/22/2016	$—	$—	$—	—		225,000	(3)	—	$—	$11.15	(4)
Louise C. Kramer	2/10/2016	$—	$—	$—	20,000	(1)	—		—	$—	$5.45	(2)
	2/10/2016	$—	$—	$—	—		60,000	(3)	—	$—	$9.39	(4)
Andrew P. Sutor, IV	2/10/2016	$—	$—	$—	—		16,000	(3)	—	$—	$9.39	(4)
Eugene D. Levin	2/10/2016	$—	$—	$—	—		5,000	(3)	—	$—	$9.39	(4)

(1)	The RSU grants on April 22, 2016 and February 10, 2016 vest on May 22, 2019 and March 12, 2019, respectively, upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first thirty-seven months of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs will vest at each such target level.
(2)	For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair value of the Company’s stock at the time of grant on April 22, 2016 and February 10, 2016 was $11.15 per share and $9.39 per share, respectively. After applying the valuation model discount, the value used in this chart was $7.42 per share for the April 22, 2016 grant and $5.42 per share for the February 10, 2016 grant.

For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.

(3)	These RSUs are subject to service conditions and vest over four years as follows: (a) 50% after two years; (b) 25% after three years; and (c) 25% after four years.
(4)	The fair value was determined by using the value of our stock price on the date of grant.

NARRATIVE DISCLOSURES

Employment Agreements

David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s base salary for 2016 was $974,853. Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President and Chief Financial Officer pursuant to an Amended Employment Agreement dated February 24, 2017. We had previously announced (in November 2016) that Mr. Fisher was stepping down effective February 2017 upon the expiration of his then present employment agreement. In light of our pending transaction with CBS Corporation, regarding CBS Radio, we entered into an amendment to his employment agreement to extend Mr. Fisher’s service to the Company through January 31, 2018. Mr. Fisher will continue as CFO through April 30, 2017. Thereafter, Mr. Fisher will provide transitional services to the Company. Mr. Fisher’s agreement provides for a bonus of $650,000 in 2018 for services rendered during 2017 in lieu of both his annual incentive bonus and his annual equity compensation grant. Under this agreement, Mr. Fisher will also receive certain other benefits as provided from time to time to our senior executive officers. See below under the heading “Termination Or Change-In-Control Payments.”

Louise C. Kramer. Effective as of May 5, 2015, we entered into an Employment Agreement with Louise C. Kramer pursuant to which Ms. Kramer serves as our Chief Operating Officer. This agreement has an initial term which extends through December 31, 2018 and automatically renews for successive one year extensions following the initial term, unless either party provides at least 120 days prior notice of non-renewal. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of $350,000. Ms. Kramer’s base salary for 2016 was $561,000. Under this agreement, Ms. Kramer will also receive certain other benefits as generally offered to our officers. See below under the heading “Termination Or Change-In-Control Payments.”

Andrew P. Sutor, IV. Mr. Sutor serves as our Senior Vice President and General Counsel pursuant to an employment agreement effective January 1, 2013. This agreement provides for an annual base salary and for an annual cash performance-based bonus target of $50,000. Mr. Sutor’s base salary for 2016 was $283,350. Under this agreement, Mr. Sutor will also receive certain other benefits as generally offered to our officers. See below under the heading “Termination Or Change-In-Control Payments.”

2016 Equity Awards

On February 10, 2016, we granted the following RSUs pursuant to the Entercom Equity Compensation Plan: (i) 60,000 to Louise C. Kramer; (ii) 16,000 to Andrew P. Sutor, IV; and (iii) 5,000 to Eugene D. Levin. These RSUs vest over four years as follows: (a) 50% two years from the grant date; (b) 25% three years from the grant date; and (c) 25% four years from the grant date.

In addition, on February 10, 2016 we granted Louise C. Kramer 20,000 RSUs which may vest on March 12, 2019 (being 30 days following the third anniversary of such grant) upon the achievement of certain performance targets based on the Total Shareholder Return of our Class A common stock. Total Shareholder Return means: (A) (i) the average closing price over any consecutive 20 trading day period of a share of our Class A common stock minus (ii) the volume-weighted average closing price of the Company’s Class A common stock for the 30 trading days prior to February 10, 2016 (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments). The performance targets are the share prices of our Class A common stock that represent a three year Compound Annual Growth Rate of Total Shareholder Return of 8%, 12% and 16% respectively, with one-third of these RSUs vesting at each such target level. Accordingly, the vesting targets were initially: (x) one-third vesting at $12.74 per share; (y) one-third vesting at $14.20 per share; and (z) one-third vesting at $15.78 per share. The first two tranches have satisfied the performance portion of the vesting requirement. Any of these performance RSUs remaining unvested on March 12, 2019 will terminate.

On April 22, 2016, we entered into an amended and restated employment agreement with Mr. Field pursuant to which we granted Mr. Field 225,00 RSUs which vest 50% after two years, 25% after three years and 25% after four years.

In addition, we granted Mr. Field 450,000 RSUs which may vest on or after May 22, 2019 (being the thirtieth (30th) day following the third (3rd) anniversary of the grant date) upon the achievement of certain performance targets based on the Total Shareholder Return of our Class A common stock. Total Shareholder Return means: (A) (i) the volume-weighted average closing price over any consecutive 20 trading day period of a share of our Class A common stock minus (ii) the volume-weighted average closing price of the Company’s Class A common stock for the 20 trading days prior to April 22, 2016 (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments). The performance targets are the share prices of our Class A common stock that represent a three year Compound Annual Growth Rate of Total Shareholder Return of 8%, 12% and 16% respectively, with one-third of these RSUs vesting at each such target level. Accordingly, the vesting targets were initially: (x) one-third vesting at $13.44 per share; (y) one-third vesting at $14.99 per share; and (z) one-third vesting at $16.65 per share. The performance portion of the vesting requirement for the first two tranches have been satisfied. Any of these performance RSUs remaining unvested on May 22, 2019 will terminate.

All of the above described grants of restricted stock units include the non-preferential right to receive a dividend equivalent amount upon vesting equal to the accumulated dividends payable on such shares while such shares were unvested. As of December 31, 2016, there were accrued dividends attributable to these shares of restricted stock.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

•	David J. Field. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied. Assuming a December 31, 2016 termination by us without cause, Mr. Field would have received $5.6 million.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) where Mr. Field’s employment is terminated within 24 months thereof, all of Mr. Field’s then outstanding equity compensation awards shall become fully vested and exercisable.

•	Stephen F. Fisher. We may terminate Mr. Fisher’s employment for Cause or at our convenience. If Mr. Fisher’s agreement expires without being renewed or extended (or if there is an earlier Separation from Service as defined in the agreement) for any reason (other than for Cause), then: (a) we will pay Mr. Fisher a one-time bonus of $664,132; (b) we will continue to pay Mr. Fisher’s salary (determined based on his salary as of April 30, 2017) and auto allowance in accordance with the Company’s regular payroll practices for a period of one year; and (c) any options held by Mr. Fisher that are then vested may be exercised at any time within the later of January 31, 2020 or ninety days from the date of vesting, but in no event later than the expiration of their original ten year term. Assuming a December 31, 2016 termination by us without Cause, Mr. Fisher would have received $1.7 million.

•	Louise C. Kramer. We may terminate Ms. Kramer’s employment for Cause (as defined in her agreement) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions, (i) we must continue to pay Ms. Kramer’s salary and auto allowance for one year from the termination date; (ii) all grants of options and RSUs will continue to vest during such one year period. Assuming a December 31, 2016 termination by us without Cause, Ms. Kramer would have received $0.6 million.

If Ms. Kramer’s agreement terminates as of December 31, 2018 (or any December 31 thereafter), due to a party electing to exercise the 120 day non-renewal out and we make Ms. Kramer an offer to continue employment for a period of at least one year with a salary and bonus package which is equal to or greater than Ms. Kramer’s then current salary and annual incentive bonus package (a “Qualified Offer”), it shall not be deemed a termination by us and there shall be no continued vesting or payment of severance or continuation of salary or bonus payments thereafter. In the event of such a termination where we have not made a Qualified Offer, then subject to certain conditions: (i) we must continue to pay Ms. Kramer’s salary and auto allowance for one year from the termination date; (ii) all grants of options and RSUs will continue to vest during such one year period. These provisions relating to a Qualified Offer continue to apply to each extension of employment pursuant to any prior Qualified Offer or alternative agreement made pursuant to the agreement.

•	Andrew P. Sutor, IV. We may terminate Mr. Sutor’s employment for Cause or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Sutor a one-time bonus equal to six months of Mr. Sutor’s then present salary. Assuming a December 31, 2016 termination by us without Cause, Mr. Sutor would have received $0.1 million.

•	Eugene D. Levin. Mr. Levin is eligible to participate in our severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks severance (subject to certain requirements). Assuming a December 31, 2016 termination by us without cause Eugene D. Levin would have received $0.1 million.

OUTSTANDING EQUITY AWARDS TABLE

The following table provides summary information concerning outstanding equity awards as of December 31, 2016 for each of our Named Executive Officers:

Outstanding Equity Awards As Of December 31, 2016
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option Expiration	Number of Shares Or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	Vested	Vested (1)	Vested	Vested (1)
	(#)			($)		(#)	($)	(#)	($)
David J. Field	140,000	—	—	$1.34	2/09/2019	—	$—	—	$—
						300,000	$4,590,000	600,000	$9,180,000
Stephen F. Fisher	10,000	—	—	$1.34	2/09/2019	—	$—	—	$—
						124,999	$1,912,485	—	$—
Louise C. Kramer	5,387	—	—	$1.34	2/09/2019	—	$—		$—
						138,125	$2,113,313	30,000	$459,000
						36,000	$550,800	—	$—
Eugene D. Levin	15,000	—	—	$1.34	2/09/2019	—	$—	—	$—
	1,750	—	—	$11.31	1/7/2018	—	$—	—	$—
						14,375	$219,938	—	$—

(1)	For purposes of computing the market value of the equity awards, the Company used the number of units reflected in the previous column, multiplied by the closing price of the Company’s stock of $15.30 on December 31, 2016.

OPTION EXERCISE AND STOCK VESTED TABLE

The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2016 for each of our Named Executive Officers:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on	Value Realized on Vesting
	(#)	($)	(#)	($)
David J. Field	—	$—	225,000	$2,052,000
Stephen F. Fisher	30,000	$391,414	66,666	$768,992
Louise C. Kramer	44,613	$684,342	41,250	$437,575
Andrew P. Sutor, IV	7,500	$106,974	10,625	$110,663
Eugene D. Levin	—	$—	7,500	$76,275

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information concerning nonqualified deferred compensation activity during 2016 for each of our Named Executive Officers:

Nonqualified Deferred Compensation
	(amounts in dollars)
Name	Aggregate Balance As of December 31, 2015	Executive Contributions in 2016 Calendar Year (1)	Company Contributions in 2016	Aggregate Earnings in 2016 (2)	Aggregate Withdrawals or Distributions	Aggregate Balance As of December 31, 2016 (3)
David J. Field	$—	$—	$—	$—	$—	$—
Stephen F. Fisher	$787,497	$33,038	$—	$34,627	$—	$855,162
Louise C. Kramer	$2,284,335	$472,799	$—	$98,345	$—	$2,855,479
Andrew P. Sutor, IV	$19,854	$—	$—	$1,737	$—	$21,591
Eugene D. Levin	$594,222	$35,289	$—	$(7,926)	$—	$621,585

(1)	Under the Company’s nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.
(2)	The Company determines earnings by providing the employee with a phantom account at a third party who offers a selection of mutual funds. Aggregate earnings are based upon the performance of the mutual funds.
(3)	The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.

DIRECTOR COMPENSATION

For 2016, our non-employee Directors compensation policy provided for the following annual cash compensation: (i) an Annual Board Retainer Fee of $40,000; (ii) Committee Membership Fees of: (a) $7,500 for Audit Committee members; (b) $2,500 for Compensation Committee members; and (c) $2,500 for Nominating/Corporate Governance Committee members; and (iii) Committee Chair Fees of: (x) $15,000 for the Audit Committee Chair; (y) $12,500 for the Compensation Committee Chair; and (z) $5,000 for the Nominating/Corporate Governance Chair. These fees are paid in equal quarterly installments; provided that each non-employee director has the option to elect to receive RSUs in lieu of such cash payments. (No director made such election in 2016). In addition to the cash component, each non-employee Director receives an annual grant of RSUs with a market value of approximately $60,000 to be granted at the time of annual grants to employees of the Company in the form previously approved by the Compensation Committee and which vest over four years.

The following table provides summary information concerning compensation paid to or earned by each of our Directors for services rendered during 2016:

Director Compensation
	(amounts in dollars)
Name	Fees Earned or Paid in Cash (1)		Awards Of Restricted Stock Units		Awards Of Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Joseph M. Field	$—	(2)	$185,330	(3)	$—	$—	$—	$152,756	(4)	$338,086
David Berkman	$57,500		$61,777	(5)	$—	$—	$—	$—		$119,277
Joel Hollander	$55,000		$61,777	(5)	$—	$—	$—	$—		$116,777
Mark R. LaNeve	$50,000		$61,777	(5)	$—	$—	$—	$—		$111,777
David Levy	$42,500		$61,777	(5)	$—	$—	$—	$—		$104,277

(1)	Non-employee Directors receive their annual fee of $40,000 in cash. Additional fees are paid to non-employee Directors for committee participation.
(2)	Mr. Field is an employee of the Company and does not receive compensation for services as a Director, (including compensation under the Company’s Non-Employee Director Compensation Policy).
(3)	On February 10, 2016, Mr. Field received 19,737 RSUs at a grant date fair value of $9.39 per share that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.
(4)	Under an employment agreement with the Company, Mr. Field’s other compensation primarily includes: (i) a base salary of $120,000; (ii) medical insurance premiums of $17,533; (iii) an auto allowance of $14,400; and (iv) a 401K contribution of $600.
(5)	On February 10, 2016, the Directors each received 6,579 RSUs at a grant date fair value of $9.39 per share that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of December 31, 2016
	(a)	(b)	(c )
Plan Category	Number Of Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Column (a))
Equity Compensation Plans Approved by Shareholders:
Entercom Equity Compensation Plan (1)	329,562	$1.91	1,410,351
Equity Compensation Plans Not Approved by Shareholders:
None	—	—	—

Total	329,562		1,410,351

(1)	As of December 31, 2016: (i) the maximum number of shares authorized under the Entercom Equity Compensation Plan (the “Plan”) was 10.3 million shares; and (ii) 1.4 million shares remain available for future grant under the Plan. The shares authorized under the Plan increase each January 1 by 1.5 million shares (or a lesser number as may be determined by the Company’s Board of Directors). For January 1, 2017, our Board of Directors determined that no additional shares would be added to the Plan.

ENTERCOM EQUITY COMPENSATION PLAN

Overview. In 2014 the Plan was amended and restated again to extend the Plan through February 2, 2024. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock / restricted stock units; and (iv) stock appreciation rights (“SARs”).

Shares. As of March 10, 2016, an aggregate of 10.3 million shares of Class A Common Stock are authorized for issuance under the Plan, of which 1.4 million remain available for issuance. The Plan as originally amended and restated in 2005 initially authorized 8.5 million shares, plus an additional 1.5 million shares per year (effective each January 1). For January 1, 2007-08 and 2013-17, our Board of Directors determined that no additional shares would be added to the Plan, while for each of January 1, 2006 and 2009-12 the additional 1.5 million shares were added to the Plan. In addition, as a result of the Company’s 2006 Option Exchange Program (pursuant to which options surrendered net of restricted stock issued were not available for reissuance) and the Company’s 2009 Option Exchange Program (pursuant to which all options surrendered were not available for reissuance) the number of shares that can be issued under the Plan was effectively reduced by an aggregate of 5.7 million shares. Accordingly, the following table shows the shares that have been authorized for issuance under the Plan:

Initial Authorized Amount	8,500,000
Annual Increases (2006 & 2009-12)	7,500,000
2006 Option Exchange Program Decrease	(3,574,376)
2009 Option Exchange Program Decrease	(2,084,518)

TOTAL	10,341,106

Only shares of Class A Common Stock may be issued under the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1.85 million shares, subject to adjustment. If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant will again be available for purposes of the Plan.

Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to ratification or approval by the Board if the Board retains such right, the Committee has authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all employees of us and our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”), if the Key Advisors are natural persons rendering bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 925,000 shares.

Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control: (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation. A change of control is defined as: (i) any “person” becoming a “beneficial owner” of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the Board of Directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

BOARD OF DIRECTOR COMMITTEE REPORTS

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

To the Board of Directors:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2017 Annual Meeting of Shareholders.

The Compensation Committee is currently comprised of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve, each an independent Director.

COMPENSATION COMMITTEE
David J. Berkman, Chairman
Joel Hollander
Mark R. LaNeve

March 16, 2017

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016;

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board Statement on Auditing Standards No. 16.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities Exchange Commission.

The Audit Committee is currently comprised of Joel Hollander, Chairman, David J. Berkman and Mark R. LaNeve, each an independent Director.

AUDIT COMMITTEE
Joel Hollander, Chairman
David J. Berkman
Mark R. LaNeve

February 24, 2017

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 10, 2017, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or that are exercisable within sixty days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

Name of Beneficial Owner	Common Stock
	Class A (1)		Class B (2)		Percentages
	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	1,364,165	4.1%	6,148,282	85.4%	18.5%	61.1%
David J. Field (5)	3,298,520	9.8%	749,250	10.4%	9.9%	11.0%
Stephen F. Fisher (6)	489,435	1.5%	—	—	1.2%	*
Louise C. Kramer (7)	366,067	1.1%	—	—	*	*
Andrew P. Sutor, IV	47,381	*	—	—	*	*
Eugene D. Levin (8)	92,396	*	—	—	*	*
David J. Berkman (9)	54,061	*	—	—	*	*
Joel Hollander	23,885	*	—	—	*	*
Mark R. LaNeve	22,432	*	—	—	*	*
David Levy	15,484	*	—	—	*	*
All Directors and Executive Officers as a group (ten persons)	5,773,826	17.2%	6,897,532	95.8%	30.9%	73.0%
JPMorgan Chase & Co. (10)	4,128,879	12.4%	—	—	10.2%	4.2%
Rubicon Advisor LLC (11)	2,632,363	7.9%	—	—	6.5%	2.7%
Edwin R. Boynton, as trustee (12)	2,285,287	6.8%	—	—	5.6%	2.3%
Martin L. Garcia (13)	2,132,091	6.5%	—	—	5.3%	2.2%
BlackRock, Inc. (14)	1,988,781	6.0%	—	—	4.9%	2.0%

*	Less than one percent.
(1)	For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within sixty days through the exercise of options.
(2)	The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the Exchange Act; and (d) as required by law. The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.
(3)

With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage of economic ownership are based on 33,379,384 shares (which includes 1,667,924 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 31,711,460 shares of

Class A Common Stock (which excludes 1,667,924 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote). With respect to Class B Common Stock, the number of shares beneficially owned, the percentage of economic ownership and the percentage of voting ownership are based on 7,197,532 shares of Class B Common Stock outstanding. The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within sixty days of March 10, 2017 through the exercise of options.
(4)	Includes with respect to Class A Common Stock: (a) 6,000 shares of Class A Common Stock that may be acquired through the exercise of options; and (b) 21,578 shares of Class A Common Stock held of record by Joseph M. Field as trustee of a trust for the benefit of his sister-in-law. In addition, these shares include: (x) 75,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation; and (y) 50,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Family Environmental Foundation. Mr. Field, however, disclaims beneficial ownership of all shares of Class A Common Stock owned by these two foundations. These shares also include 330,000 shares of Class B Common Stock beneficially owned by Mr. Field’s spouse. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(5)	Includes with respect to Class A Common Stock: (a) 140,000 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 438,876 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (c) 921,572 shares of Class A Common Stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister, respectively. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(6)	Includes 10,000 shares of Class A Common Stock issuable upon exercise of options.
(7)	Includes 5,387 shares of Class A Common Stock issuable upon exercise of options.
(8)	Includes 16,750 shares of Class A Common Stock issuable upon exercise of options.
(9)	Includes 2,000 shares of Class A Common Stock issuable upon exercise of options.
(10)	The address of this shareholder is 270 Park Avenue, 38th Floor, New York, NY 10017.
(11)	The address of this shareholder is 380 Lexington Avenue, 17th Floor, New York, NY 10168.
(12)	Includes: (a) 438,876 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of David J. Field, (b) 498,286 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of the descendants of David J. Field; (c) 1,036,436 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of two trusts for the benefit of the sister of David J. Field and her descendants; (d) 155,594 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of David J. Field; and (e) 156,095 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of the sister of David J. Field. The address of this shareholder is Stradley Ronon Stevens & Young, LLP, Attn: Edwin R. Boynton, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.
(13)	The address of this shareholder is 1700 S. MacDill Avenue, Suite 240, Tampa, FL 33629.
(14)	The address of this shareholder is 55 East 52nd Street, New York, NY 10055.

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Shareholder Director Nominations. Our Bylaws require that for Director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder Director nominations for the 2018 Annual Meeting is March 11, 2018. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Other Shareholder Proposals. Our Bylaws require that for a proposal (other than a Director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of: (i) sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; or (ii) 120 days prior to the anniversary date of the mailing of our proxy statement for the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder proposals for the 2018 Annual Meeting is November 27, 2017. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Inclusion in Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws. In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting. Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2018 Annual Meeting is November 27, 2017.

OTHER PROPOSALS

We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2016, except for one Form 4 (for Louise Kramer) with respect to one transaction on December 7, 2016, which Form 4 was filed three business days late on December 14, 2016. The transaction was to report shares retained by the Company in order to satisfy the tax obligations of the reporting person in connection with the vesting of certain RSUs (which vesting was a function of the closing price of our Common Stock over a rolling 20 trading day period).

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.

•	Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

ANNUAL REPORT

We are making available a copy of our 2016 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date. Any shareholder who desires an additional copy may obtain it, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

Andrew P. Sutor, IV
Secretary

Bala Cynwyd, Pennsylvania

March 27, 2017

EXHIBIT A

ENTERCOM ANNUAL INCENTIVE PLAN

The purpose of the Entercom Annual Incentive Plan (the “Plan”) is to provide designated Employees of the Company with the opportunity to receive cash incentive awards. The Company believes that the Plan will enhance the incentive for participants to contribute materially to the growth of the Company, thereby benefiting the Company and the Company’s shareholders.

The Board has adopted the Plan, effective with respect to Awards granted on or after January 1, 2008, subject to approval of the Plan by the stockholders of the Company, as follows:

1.	Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act. However, the Board may retain the right to ratify, approve or amend any Awards as it deems appropriate. If the Board requires ratification or approval of an Award and the Award is not ratified or approved by the Board, such award shall not be effective.

(b) Committee Authority. Subject to ratification or approval by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have the sole authority to (i) determine the Employees to whom Awards shall be made under the Plan, (ii) determine the type, size and terms of the Awards to be made to each such Employee, (iii) determine the time when Awards will be made, and (iv) deal with any other matters arising under the Plan. For the avoidance of doubt, the Committee shall exercise any and all rights and duties under the Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Committee.

(c) Committee Determinations. Subject to ratification, approval or amendment by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Subject to ratification, approval or amendment of an Award by the Board if the Board retains such right pursuant to subsection (a) above, the Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make awards under the Plan to Employees of the Company who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code. The delegation of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee, subject to ratification and approval by the Board if the Board retains such right pursuant to subsection (a) above. If the Chief Executive Officer makes awards pursuant to the delegated authority under this subsection (d), references in the Plan to the “Committee,” as they relate to making such Awards (but not to the subsequent administration of such Awards), shall be deemed to refer to the Chief Executive Officer.

2.	Types of Awards

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee. Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) shall make any Award to a Section 162(m) Participant. Awards need not be uniform as among the Awardees or among any class or grouping of Awardees.

3.	Determination and Payment of Awards

The Committee shall determine the amount of any Award. Subject to the requirements of Section 0 below with regard to Section 162(m) Participants, the Committee shall have the authority to adjust the amount of any Award to take into account such factors as it may deem relevant. Payment of any Award shall be made at the time specified by the Committee, subject to the Awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by the Company. If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of the fiscal year of the Company for which the Committee determines an Award shall be paid. Awards shall be paid in cash.

The maximum cash Award that may be earned for any fiscal year by any individual is $3,000,000.

4.	Awards to Section 162(m) Participants

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period. Following the completion of the Performance Period and prior to the payment of the Award, the Committee shall certify in writing whether the applicable Performance Targets have been achieved for such Performance Period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c) Furthermore, notwithstanding any other provision of the Plan, any Award granted to a Section 162(m) Participant that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5.	Eligibility for Participation

All Employees of the Company, including Employees who are officers of the Company or members of the Board, shall be eligible to participate in the Plan.

6.	Definitions

(a) “Award” shall mean a contingent right to payment of an amount of cash based upon the Awardee’s satisfaction of the applicable Performance Targets, as determined by the Committee in its discretion.

(b) “Awardee” shall mean an Employee who has been granted an Award under the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who are five percent (5%) shareholders of the Company on the date the Plan is adopted) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder;

(ii) The consummation by the Company of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes required to elect a majority of the board of directors of the surviving corporation, or (B) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the assets of the Company;

(iii) The shareholders of the Company approve an agreement providing for a liquidation or dissolution of the Company; or

(iv) Any person has completed a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of the Board.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Committee appointed by the Board to administer the Plan. If no Committee is appointed by the Board, “Committee” shall mean the Compensation Committee of the Board.

(g) “Company” shall mean Entercom Communications Corp. and its subsidiaries.

(h) “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

(i) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(j) “Performance Criteria” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of Company stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate (A) on a same-station basis, (B) on the basis of growth in any of these criteria, (C) on a comparison basis with a peer group, and/or (D) as a percent of revenue.

(k) “Performance Period” shall mean a fiscal year or other year or period of service as specified by the Committee for a particular Award.

(l) “Performance Target” shall mean an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

(m) “Plan” shall mean this Entercom Annual Incentive Plan.

(n) “Section 162(m) Participant” shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

7.	Withholding of Taxes

All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Awardee or other person receiving an Award pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Award and may require such payment as a precondition for receipt of such Award, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Award.

8.	Consequences of a Change of Control

Unless the Committee has established the effect of a Change of Control on a particular Award at the time such Award was made, or a Participant’s employment agreement (or similar document) provides for treatment of any outstanding Award in the event of a Change of Control, the Committee may, in the event of a Change of Control, (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary, and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

9.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to exempt compensation payable under the Plan from the deduction limit under Section 162(m) of the Code.

(b) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of an Awardee unless the Awardee consents in writing. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be amended by agreement of the Company and the Awardee consistent with the Plan.

(c) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

10.	Savings Clause

(a) Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Committee shall determine that the terms of any Award may result in the failure of such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

(i) amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

(ii) cancellation or termination of any unvested Award, or portion thereof, without any payment to the Awardee holding such Award.

(b) Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of an Awardee with respect to such Award without the Awardee’s consent.

11.	Funding of the Plan

The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. No provision contained herein shall be construed to require that (a) the Company be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan, or (b) interest be paid or accrued on any Award or on any subsequent payment of cash provided by any Award.

12.	Rights of Participants

Nothing in the Plan shall entitle any Employee or other person to any claim or right to be awarded an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

14.	Effective Date of the Plan

Subject to approval by the Company’s shareholders, the Plan shall be effective as of January 1, 2008.

15.	Miscellaneous

(a) Compliance with Law. The Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. It is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 409A of the Code (with respect to Awards subject to Section 409A of the Code). To the extent that any legal requirement of Section 162(m) or 409A of the Code ceases to be required by law or that the restrictions thereof are liberalized, the Committee may provide, in its sole discretion, that Plan provisions and restrictions relating to such legal requirements shall cease to apply or be liberalized, as appropriate. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 10, 2017 AT 8:30 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 10, 2017 at 8:30 a.m. local time, at 401 E. City Avenue, Suite 122, Bala Cynwyd, PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 10, 2017

CLASS A COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 10, 2017. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com/investors.

SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1, 2, 3, 4 AND 6, AND FOR “3 YEARS” ON PROPOSAL 5.

1. & 2. Election of Class A and Other Directors.

[ ] FOR ALL NOMINEES	[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ] FOR ALL EXCEPT:

Class A Directors:    ( ) Mark R. LaNeve;  ( ) David Levy

Other Directors:       ( ) Joseph M. Field;  ( ) David J. Field;  ( ) David J. Berkman;  ( ) Joel Hollander.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).

3.	To consider the re-approval of the Entercom Annual Incentive Plan.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Advisory resolution to approve the Company’s executive compensation.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.
	[ ] 1 YEAR	[ ] 2 YEARS	[ ] 3 YEARS	[ ] ABSTAIN

6.	To ratify the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2017.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

7.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 6 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 10, 2017 AT 8:30 AM

The undersigned holder of Class B Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 10, 2017 at 8:30 a.m. local time, at 401 E. City Avenue, Suite 122, Bala Cynwyd, PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 10, 2017

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 10, 2017. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com/investors.

SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 2, 3, 4 AND 6, AND FOR “3 YEARS” ON PROPOSAL 5.

2. Election of Other Directors.

[ ] FOR ALL NOMINEES	[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ] FOR ALL EXCEPT:

Other Directors:    ( ) Joseph M. Field;  ( ) David J. Field;  ( ) David J. Berkman;  ( ) Joel Hollander.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).

3.	To consider the re-approval of the Entercom Annual Incentive Plan.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Advisory resolution to approve the Company’s executive compensation.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.
	[ ] 1 YEAR	[ ] 2 YEARS	[ ] 3 YEARS	[ ] ABSTAIN

6.	To ratify the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2017.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

7.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 6 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]